EXHIBIT 99.2(a)
---------------
[ARTICLES OF INCORPORATION]


                         ARTICLES OF INCORPORATION
                                    OF
                 ZAZOVE CONVERTIBLE SECURITIES FUND, INC.


                                 ARTICLE I

                               INCORPORATOR
                               ------------

      THE UNDERSIGNED, Harold W. Nations, whose post office address is Holleb & Coff, 55 E. Monroe, Suite 4100, Chicago, Illinois 60603, being at least eighteen (18) years of age, does hereby act as incorporator to form a corporation under and by virtue of the Maryland General Corporation Law.


                                ARTICLE II

                                   NAME
                                   ----

      2.1. NAME. The name of the corporation is Zazove Convertible Securities Fund, Inc. (the "Corporation").


                                ARTICLE III

                       CORPORATE PURPOSES AND POWERS
                       -----------------------------

      The purpose or purposes for which the Corporation is formed is to act as an investment company under the federal Investment Company Act of 1940, and to exercise and enjoy all the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland. The Corporation shall exercise and enjoy all such powers, rights and privileges to the extent not inconsistent with these Articles of Incorporation.

                                ARTICLE IV

                    PRINCIPAL OFFICE AND RESIDENT AGENT
                    -----------------------------------

      The post office address of the principal office of the Corporation in the State of Maryland is CSC-Lawyers Incorporating Service Company, 11 E. Chase Street, Baltimore, Maryland 21202. The name of the Corporation's resident agent in the State of Maryland is The CSC-Lawyers Incorporating Service Company, a corporation of the State of Maryland, and the post office address of the resident agent is 11 E. Chase Street, Baltimore Maryland 21202.




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                                 ARTICLE V

                               CAPITAL STOCK
                               -------------

      5.1. AUTHORIZED SHARES. The total number of shares of capital stock which the Corporation shall have authority to issue is Twenty-Five Million (25,000,000) shares of the par value of one cent ($0.01) per share and of the aggregate par value of Two Hundred Fifty Thousand Dollars ($250,000), all of which shares are designated Common Stock.

      5.2. AUTHORIZATION OF STOCK ISSUANCE. The Board of Directors may authorize the issuance and sale of capital stock of the Corporation from time to time in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration as the Board of Directors shall determine, subject to any limits required by then applicable law. All shares shall be issued on a fully paid and non-assessable basis.

      5.3  FRACTIONAL SHARES.  The Corporation may issue fractional shares.

Any fractional share shall carry proportionately the rights of a whole share, excepting the right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

      5.4 DIVIDENDS AND DISTRIBUTIONS. The holders of capital stock of record as of a date determined by the Board of Directors from time to time shall be entitled, from funds or other assets legally available therefor, to dividends and distributions, including distributions of capital gains, in such amounts and at such times as may be determined by the Board of Directors. Any such dividends or distributions may be declared payable in cash, property or shares of the capital stock, as determined by the Board of Directors or pursuant to a standing resolution or program adopted or approved by the Board of Directors. Dividends and distributions may be declared with such frequency, including daily, as the Board of Directors may determine and in any reasonable manner, including by standing resolution, by resolutions adopted only once or with such frequency as the Board of Directors may determine, or by formula or other similar method of determination, whether or not the amount of the dividend or distribution so declared can be calculated at the time of such declaration. The Board of Directors may establish payment dates for such dividends and distributions on any basis, including payment that is less frequent than the effectiveness of such declarations. The Board of Directors shall have the discretion to designate for such dividends and distributions amounts sufficient to enable the Corporation to qualify as a "regulated investment company" under the Internal Revenue Code of 1986 or any successor or comparable statute, and regulations promulgated thereunder (collectively, the "IRC"), and to avoid liability of the Corporation or any class or series for Federal income tax in respect of a given year and to make other appropriate adjustments in connection therewith. Nothing in the foregoing sentence shall limit the authority of the Board of Directors to designate greater or lesser amounts for such dividends or distributions.

      5.5 TAX ELECTIONS. The Board of Directors shall have the power, in its discretion, to make such elections as to the tax status of the Corporation as may be permitted or required by the IRC without the vote of stockholders of the Corporation.


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      5.6  LIQUIDATION.  At any time there are no shares outstanding the
Board of Directors may liquidate the Corporation in accordance with applicable law. In the event of the liquidation or dissolution of the Corporation when there are shares outstanding of the Corporation the stockholders shall be entitled to receive, when and as declared by the Board of Directors, the excess of the assets over the liabilities of the Corporation. Any such excess amounts will be distributed to each stockholder in proportion to the number of outstanding shares held by that stockholder and recorded on the books of the Corporation.

      5.7 VOTING RIGHTS. On each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock standing in such holder's name on the books of the Corporation and all shares shall vote together as a single class.

      5.8 QUORUM. The presence in person or by proxy of the holders of one-third of the shares of stock of the Corporation entitled to vote thereat shall constitute a quorum at any meeting of the stockholders. If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall be present.

      5.9 AUTHORIZING VOTE. Notwithstanding any provision of the General Laws of the State of Maryland requiring for any purpose a proportion greater than a majority of the votes of all classes or series, the affirmative vote of the holders of a majority of the total number of shares of the Corporation outstanding and entitled to vote under such circumstances pursuant to these Articles of Incorporation and the By-Laws of the Corporation shall be effective for such purpose, except to the extent otherwise required by the Investment Company Act of 1940 and rules thereunder; provided that, to the extent consistent with the General Laws of the State of Maryland and other applicable law, the By-Laws may provide for authorization to be by the vote of a proportion less than a majority of the votes of the Corporation.

      5.10 PREEMPTIVE RIGHTS. No stockholder of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any classes or series, or any other securities of the Corporation which the Corporation proposes to issue or sell, and any or all of such shares or securities of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired, and sold to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said stockholder.

      5.11  REDEMPTION.

      (a) The Board of Directors shall authorize the Corporation, to the extent it has funds or other property legally available therefor and subject to such reasonable conditions as the directors may determine, to permit not less than 5% nor more than 25% of the outstanding stock upon such terms and conditions as provided in this Section 5.11.

      (b) A stockholder that desires to have shares redeemed pursuant to this Section 5.11 must submit a written request to the Corporation. The form of such written request shall be the "Request for Repurchase of Shares of Zazove Convertible Securities Fund, Inc." as from time to time prescribed by the Board of Directors. Such form will be included with the notice to the stockholders as provided in Section 5.11(d). In order for a request under this Section 5.11(b) to be effective, it must be received by the Corporation before the close of business on the seventeenth day of March, June, September or December, as applicable, or the next business day if such day is not a business day (the "Repurchase Request Deadline"). The first Repurchase Request Deadline shall be March 17, 1999.

A stockholder may withdraw or modify any request under this Section 5.11(b) at any time prior to the close of business on the Repurchase Request Deadline, but not thereafter.

      (c) Shares repurchased pursuant to this Section 5.11 shall be repurchased at the Current Net Asset Value Per share at the close of business on the last day of March, June, September or December, as applicable. Each such day is referred to as a "Repurchase Pricing Date." Payment for shares shall be made in cash within seven days thereafter; provided, however, that the Corporation may suspend or postpone a repurchase of shares under this Section 5.11 if the requirements of Regulation Section 270.23c-3(b)(3)(i) are satisfied and (i) The New York Stock Exchange or any other market in which the securities owned by the Corporation are principally traded is closed, other than customary weekend and holiday closings, or trading in such market is restricted, (ii) an emergency exists as a result of which either disposal by the Corporation of its securities is not reasonably practicable, or it is not reasonably practicable to fairly determine the Current Net Asset Value Per share or
(iii) as permitted by the Securities and Exchange Commission by order to protect the security holders of this Corporation.

      (d) No less than twenty-one and no more than forty-two days before each Repurchase Request Deadline, the Corporation shall send a notification to each stockholder that provides information regarding the Repurchase Offer. The notification shall include such information as is required under Regulation Section 270.23c-3(b)(4)(i). The Corporation shall file three copies of the notification with the Securities and Exchange Commission within three business days after such notification is sent to the stockholders in accordance with the requirements of Regulation Section 270.23c-3(b)(4)(ii).

      (e) If the number of shares requested to be repurchased in any Repurchase Offer is in excess of the number of shares in the Repurchase Offer, then the Board of Directors may cause the Corporation to repurchase an additional 2% of shares outstanding on the Repurchase Request Deadline. If the Board of Directors determines not to repurchase additional Shares, or if the number of shares requested to be repurchased is in excess of the shares in the Repurchase Offer plus such additional shares, then the Corporation shall repurchase shares on a pro rata basis; provided, however, that the Board of Directors may, in its sole discretion, prior to prorating tendered shares, accept all shares tendered by stockholders who hold fewer than 100 shares and who tender all of their shares.

      (f) In the event that a stockholder requests the repurchase of shares under this Section 5.11 that had been acquired within twelve months of the Repurchase Request Deadline, the Board of Directors may require payment of a redemption fee payable to the Corporation in an amount equal to 2% of the repurchase price for such shares, which fee is intended to compensate the Corporation for expenses related to such redemption. Shares shall be deemed repurchased by treating the shares first acquired by a stockholder as being repurchased prior to shares acquired by such stockholder thereafter.

      (g) In addition to the policies set forth in Section 5.11, the Board of Directors may establish such other policies relating to the Corporation's repurchase of shares; provided that such policies are in compliance with the Investment Company Act of 1940 and the Regulations therunder.

      (h) Without limiting the generality of the foregoing, the Board of Directors may authorize the Corporation, at its option and to the extent permitted by and in accordance with the conditions of applicable law, to redeem shares of the Corporation owned by any stockholder under circumstances deemed appropriate by the Board of Directors in its sole discretion from time to time, such circumstances including but not limited to (1) failure to provide the Corporation with a tax identification number and (2) failure to maintain ownership of a specified minimum number or value of shares of any class or series of stock of the Corporation, such redemption to be effected at such price, at such time and subject to such conditions as may be required or permitted by applicable law.

      (i) Payment for redeemed shares shall be made in cash unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make it advisable for the Corporation to make payment wholly or partially in securities or other property or assets of the Corporation. Payment made wholly or partially in securities or other property or assets may be delayed to such reasonable extent, not inconsistent with applicable law, as is reasonably necessary under the circumstances. No stockholder shall have the right, except as determined by the Board of Directors, to have his shares redeemed in such securities, property or other assets.

      (j) All rights of a stockholder with respect to a share redeemed, including the right to receive dividends with respect to such share, shall cease on the date of redemption and the redemption price to be paid for such shares shall be fixed in accordance with applicable law, except the right of such stockholder to receive payment for such shares as provided herein shall survive.

      (k) Notwithstanding any other provision of this Article V, the Board of Directors may suspend the right of stockholders of shares to require the Corporation to redeem shares held by them for such periods and to the extent permitted by, or in accordance with, the Investment Company Act of 1940. The Board of Directors may, in the absence of a ruling by a responsible regulatory official, terminate such suspension at such time as the Board of Directors, in its discretion, shall deem reasonable, such determination to be conclusive.

      (l) Shares of stock which have been redeemed shall have the status of authorized but unissued shares.

      5.12 REPURCHASE OF SHARES. The Board of Directors may by resolution from time to time authorize the Corporation to purchase or otherwise acquire, directly or through an agent, shares of its outstanding stock upon such terms and conditions and for such consideration as permitted by applicable law and determined to be reasonable by the Board of Directors and to take all other steps deemed necessary in connection therewith. Shares so purchased or acquired shall have the status of authorized but unissued shares.

      5.13 VALUATION. Subject to the requirements of applicable law, the Board of Directors may, in its absolute discretion, establish the basis or method, timing and frequency for determining the net asset value of each share of the Corporation for purposes of sales, redemptions, repurchases or otherwise.

      5.14 CERTIFICATES. Subject to the requirements of the Maryland General Corporation Law, the Board of Directors may authorize the issuance of some or all of the shares without certificates and may establish such conditions as it may determine in connection with the issuance of certificates.

      5.15 SHARES SUBJECT TO ARTICLES AND BY-LAWS. All persons who shall acquire shares of capital stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the By-Laws of the Corporation, as each may be amended, supplemented and/or restated from time to time.


                                ARTICLE VI

                            BOARD OF DIRECTORS
                            ------------------

      6.1 NUMBER OF DIRECTORS. The number of directors of the Corporation shall be as provided in the By-Laws and subject to the limitations of the Maryland General Corporation Law, may fix a different number of directors and may authorize a majority of the directors to increase or decrease the number of directors set by these Articles or the By-Laws within limits set by the By-Laws and to fill vacancies created by an increase in the number of directors. Unless otherwise provided by the By-Laws, the directors of the Corporation need not be stockholders of the Corporation. The names of the directors who will serve until their successors are elected and qualify are:
            Gene T. Pretti
            Steven M. Kleiman
            Andrew J. Goodwin III
            Jack L. Hansen
            Peter A. Lechman

      6.2 REMOVAL OF DIRECTORS. Subject to the limits of the Investment Company Act of 1940 and unless otherwise provided by the By-Laws, a director may be removed, with or without cause, by the affirmative vote of,


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(a) a majority of the Board of Directors, (b) a committee of the Board of
Directors appointed for such purpose, or (c) the stockholders by vote of a majority of the outstanding shares of the Corporation.

      6.3  LIABILITY OF DIRECTORS AND OFFICERS.

            (a) To the fullest extent permitted by the Maryland General Corporation Law and the Investment Company Act of 1940, no director or officer of the Corporation shall be liable to the Corporation or to its stockholders for money damages. No amendment to these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

            (b) In performance of his duties, a director is entitled to rely on any information, opinion, report, or statement, including any financial statement or other financial data, prepared by others, to the extent not inconsistent with the General Laws of the State of Maryland. A person who performs his duties in accordance with the standards of Article 2-405.1 of the Maryland General Corporation Law or otherwise in accordance with applicable law shall have no liability by reason of being or having been a director of the Corporation.

      6.4 POWERS OF DIRECTORS. In addition to any powers conferred herein or in the By-Laws, the Board of Directors may, subject to any express limitations contained in these Articles of Incorporation or in the By-Laws, exercise the full extent of powers conferred by the General Laws of the State of Maryland or other applicable law upon corporations or directors thereof and the enumeration and definition of particular powers herein or in the By-Laws shall in no way be deemed to restrict or otherwise limit those lawfully conferred powers. In furtherance and without limitation of the foregoing, the Board of Directors shall have power:

            (a) to make, alter, amend or repeal from time to time the By-Laws of the Corporation except as otherwise provided by the By-Laws;

            (b) subject to requirements of the Investment Company Act of 1940 and the General Laws of the State of Maryland, to authorize the Corporation to enter into contracts with any person, including any firm, corporation, trust or association in which a director, officer, employee or stockholder of the Corporation may be interested. Such contracts may be for any lawful purpose, whether or not such purpose involves delegating functions normally performed by the Board of Directors or officers of a corporation, including, but not limited to, the provision of investment management for the Corporation's investment portfolio, the distribution of securities issued by the Corporation, the administration of the Corporation's affairs, the provision of transfer agent services with respect to the Corporation's shares of capital stock, and the custody of the Corporation's assets. Any person (including its affiliates) may be retained in multiple capacities pursuant to one or more contracts and may also perform services, including similar or identical services, for others, including other investment companies. Subject to the requirements of applicable law, such contracts may provide for compensation to be paid by the Corporation in such amounts, including payments of multiple amounts for persons (including their affiliates) acting in multiple capacities, as the Board of Directors shall determine in its discretion to be proper and reasonable.

            (c) to authorize from time to time the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors and committees thereof.

      6.5 DETERMINATIONS BY BOARD OF DIRECTORS. Any determination made by or pursuant to the direction of the Board of Directors and in accordance with the standards set by the General Laws of the State of Maryland shall be final and conclusive and shall be binding upon the Corporation and upon all stockholders, past, present and future, of each class and series.


                                ARTICLE VII

             PROVISIONS FOR DEFINING, LIMITING AND REGULATING
              THE POWERS OF THE CORPORATION AND THE DIRECTORS
                             AND STOCKHOLDERS
             ------------------------------------------------

      7.1 LOCATION OF MEETINGS, OFFICES AND BOOKS. Both directors and stockholders may hold meetings within or without the State of Maryland and abroad, and the Corporation may have one or more offices and may keep its books within or without the State of Maryland and abroad at such places as the directors shall determine.

      7.2 MEETINGS OF STOCKHOLDERS. Except as otherwise provided in the By-Laws, in accordance with applicable law, the Corporation shall not be required to hold an annual meeting of stockholders in any year unless required by applicable law. Election of directors, whether by the directors or by stockholders, need not be by ballot unless the By-Laws so provide.

      7.3 INSPECTION OF RECORDS. Stockholders of the Corporation shall have only such rights to inspect and copy the records, documents, accounts and books of the Corporation and to request statements regarding its affairs as are provided by the Maryland General Corporation Law, subject to such reasonable regulations, not contrary to the General Laws of the State of Maryland, as the Board of Directors may from time to time adopt regarding the conditions and limits of such rights.

      7.4 INDEMNIFICATION. The Corporation, including its successors and assigns, shall indemnify its directors and officers and make advance payment of related expenses to the fullest extent permitted, and in accordance with the procedures required, by the General Laws of the State of Maryland and the Investment company Act of 1940. The By-Laws may provide that the Corporation shall indemnify its employees and/or agents in any manner and within such limits as permitted by applicable law. Such indemnification shall be in addition to any other right or claim to which any director, officer, employee or agent may otherwise be entitled. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or employee benefit plan, against any liability (including, with respect to employee benefit plans, excise taxes) asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have had the power to indemnify against such liability. The rights provided to any person by this Article
7.4 shall be enforceable against the Corporation by such person who shall be presumed to have relied upon such rights in serving or continuing to serve in the capacities indicated herein. No amendment of these Articles of Incorporation shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

      7.5 AMENDMENTS. The Corporation reserves the right to amend, alter, change or repeal any provision of these Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

      7.6 REFERENCES TO STATUTES, ARTICLES AND BY-LAWS. All references herein to statutes, to these Articles of Incorporation or to the By-Laws shall be deemed to refer to those statutes, Articles or By-Laws as they are amended and in effect from time to time.

      7.7 SPECIFIC POWERS AND PURPOSES. Without limiting the foregoing, the Corporation shall have the following specific powers:

            (a) To hold, invest and reinvest its funds, and in connection therewith, to hold part or all of its funds in cash, and to purchase, subscribe for or otherwise acquire, hold for investment or otherwise, to trade and deal in, write, sell, assign, negotiate, transfer, exchange, lend, pledge or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall, for the purposes of these Articles of Incorporation, without limiting the generality thereof, be deemed to include any stocks, shares, bonds, debentures, bills, notes, mortgages or other obligations or evidences of indebtedness, and any options, certificates, receipts, warrants, futures contracts or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets; and any negotiable or non-negotiable instruments and money market instruments, including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase and reverse repurchase agreements) created or issued by any United States or foreign issuer (which term "issuer" shall, for the purpose of these Articles of Incorporation, without limiting the generality thereof, be deemed to include any persons, firms, associations, partnerships, corporations, syndicates, combinations, organizations, governments or subdivisions, agencies or instrumentalities of any government); and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof, including the right to vote thereon and otherwise act with respect thereto and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities.

            (b) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including, without limitation, securities) now or hereafter permitted by the laws of the State of Maryland.

            (c) To the extent not inconsistent with applicable law, to acquire all or any part of the goodwill, rights, property and business of any person, firm, association or corporation and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation.

            (d) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, and any interest therein.

            (e) To borrow money and, in this connection, issue notes or other evidence of indebtedness.

            (f) To buy, hold, sell, and otherwise deal in and with foreign exchange.

            (g) To apply for, obtain, purchase or otherwise acquire, any patents, copyrights, licenses, trademarks, trade names and the like and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same.

            (h) To aid by further investment any issuer, any obligation of or interest in which is held by the Corporation or in the affairs of which the Corporation has any direct or indirect interest; to do all,acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any Corporation, company, trust, association or firm.

            (i) To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock in any manner and to the extent now or hereafter permitted by applicable law and by these Articles of Incorporation.

            (j) To carry out all or any of the foregoing objects and purposes as principal or agent, and alone or with associates or, to the extent now or hereafter permitted by the General Laws of the State of Maryland, as a member of, or as the owner or holder of any security of, or interest in, any firm, association, corporation, partnership, trust or syndicate; and in connection therewith to make or enter into such deeds or contracts with any persons, firms, associations, corporations, partnerships, syndicates, governments or political subdivisions or agencies or instrumentalities thereof and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into do or exercise.

            (k) In general to carry on any other business in connection with or incidental to any of the foregoing objects and purposes; to have and exercise all the powers conferred upon corporations by the General Laws of the State of Maryland as in force from time to time; to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power set forth herein, either alone or in association with others; and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

            (l) To conduct and carry on its business, or any part thereof, and to exercise and enjoy, in Maryland and anywhere else in the world, all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force and by the laws of any other such location applicable to the Corporation, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

            (m) The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent and construed as a power as well as an object and a purpose, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the General Laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed; provided, however, that the Corporation shall not have power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State; nor shall it carry on any business, or exercise any powers, in any other state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

      7.8 MERGER OR CONSOLIDATION. In connection with the acquisition of all or substantially all the assets or stock of another investment company or investment trust, the Board of Directors may issue or cause to be issued shares of capital stock of the Corporation and accept in payment therefor, in lieu of cash, such assets at their market value, or such stock at the market value of the assets held by such investment company or investment trust, either with or without adjustment for contingent costs or liabilities, provided such assets are of the character in which the Corporation is permitted to invest.

      7.9 LIABILITY OF STOCKHOLDERS. The stockholders of the Corporation shall not be liable for, and their private property shall not be subject to, claim, levy or other encumbrance on account of debts or liabilities of the Corporation, to any extent whatsoever.

      7.10 OWNER OF SHARES. The Corporation shall be entitled to treat the person in whose name any share of the capital stock of the Corporation is registered as the owner thereof for purposes of dividends and other distributions in the course of business or in the course of recapitalization, consolidation, merger, reorganization, liquidation, sale of the property and assets of the Corporation, or otherwise, and for the purpose of votes, approvals and consents by stockholders, and for the purpose of notices to stockholders, and for all other purposes whatever; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share, on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly required by law.

      IN WITNESS WHEREOF, the undersigned incorporator of Zazove
Convertible Securities Fund, Inc. hereby executes the foregoing Articles of Incorporation and acknowledges the same to be his act.


      Dated this 6th day of November, 1998.

      /s/ Harold W. Nations
      ------------------------------
      Harold W. Nations